                                                                   EXHIBIT 99.1

Contact: Justin Cressall
         Treasurer
         (441) 298-0753

                  PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
                      THIRD QUARTER 2004 FINANCIAL RESULTS

HAMILTON, BERMUDA, NOVEMBER 8, 2004 - Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported results for the third quarter ended September 30, 2004.

Summary of the results for the quarter are as follows:

      -     Net loss was $69.8 million.

      -     Basic net loss per common share was $1.62.

      -     GAAP combined ratio was 124.8%.

      -     Net premiums written were $440.5 million.

Net premiums written for Platinum's Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2004 were $120.6 million, $172.0 million and $147.9 million, respectively, representing 27.4%, 39.0% and 33.6%, respectively, of our total net premiums written. Combined ratios for these segments were 164.2%, 95.9% and 116.1%, respectively.

During the quarter the Company recorded an estimated after-tax negative impact from hurricanes Charley, Frances, Ivan and Jeanne of approximately $145 million. The impact of the hurricanes for both the quarter and nine months ended September 30, 2004 was as follows: gross losses of $186 million, additional premiums earned of $20 million and reduction in profit commissions of $10 million. Hurricane losses adversely impacted the quarterly combined ratio by approximately 41.6 percentage points.

Due to the unusual size and frequency of the recent hurricanes, the Company has received relatively few claims advices from its brokers and clients. As a result, the estimated impact is based on reported losses to date, commercial and proprietary catastrophe modeling and industry losses of approximately $28 billion. Consequently, the ultimate impact on the Company's results arising from these events may differ materially from the current estimate.

The Company recently evaluated the negative impact of the hurricanes in light of an excess-of-loss retrocessional contract which provided aggregate coverage to the Company. Based on results of operations for the quarter ended September 30, 2004 a cession to the contract was indicated; however, that cession was unlikely to produce a significant economic benefit to the Company and accordingly the Company commuted the contract effective November 8, 2004. Results for the quarter ended September 30, 2004 reflect no benefit from this contract.

As of September 30, 2004 total assets were $3,294.3 million, of which cash and fixed maturity investments were $2,374.3 million, an increase of $812.5 million and $583.8 million from their respective balances as of December 31, 2003. Net investment income was $21.4 million for the quarter ended September 30, 2004.

As of September 30, 2004 shareholders' equity was $1,088.5 million and book value per share was $25.30. Shareholders' equity increased $21.3 million or $0.51 per share from their respective balances as of December 31, 2003.

Steven H. Newman, Chairman of the Board, commented: "Despite our hurricane losses, Platinum distinguished itself by achieving a modest underwriting profit on a year to date basis. This serves to confirm the quality and diversity of our underwriting commitments."

Gregory Morrison, Chief Executive Officer, commented: "While our results this quarter were dominated by the losses arising from the hurricanes, these losses were consistent with the size of our portfolio and our position in the market. We are encouraged by the underlying growth of our business and the opportunities we see for the future. Market conditions should provide us with a strong upcoming January reinsurance renewal season."

The results for the quarter ended September 30, 2004, compared to the quarter ended September 30, 2003 are as follows:

      -     Net income decreased $107.6 million and the combined ratio increased
            39.4 percentage points, largely as a result of the significant catastrophe losses incurred in the current period.

      - Net premiums written increased $159.2 million, or 56.6%, driven by an increase in all three segments. Net premiums earned rose $110.8 million or 40.7%.

      -     Net investment income increased $6.6 million or 45.0%.

Summary of the results for the nine months ended September 30, 2004 are as follows:

      -     Net income was $34.9 million.

      - Basic and diluted net income per common share was $0.81 and $0.78, respectively.

      -     GAAP combined ratio was 99.6%.

      -     Net premiums written were $1.3 billion.

The results for the nine months ended September 30, 2004, compared to the nine months ended September 30, 2003 were as follows:

      -     Net income decreased $60.1 million and the combined ratio increased
            13.9 percentage points, largely as a result of the significant catastrophe losses incurred in the current period.

      -     Net premiums written increased $302.5 million, or 31.9%, driven by an increase in all three segments. Net premiums earned rose $225.3 million or 28.5%.
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                                                                               3

     -     Net investment income increased $15.9 million or 37.4%.

Updated Guidance

Based on the third quarter results, the current industry environment, the mix of business underwritten and in the absence of any unusual catastrophe activity, Platinum estimates that net premiums written for 2004 will be approximately $1.6 billion, and its GAAP combined ratio for 2004 will be approximately 97%. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $2.5 billion at year-end 2004. On this basis Platinum now projects that earnings for 2004 will be approximately $1.75 per diluted common share based on an estimate of 51,000,000 diluted shares.

Financial Supplement

Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding Platinum's financial performance and that of its various business segments.

Teleconference

Platinum will host a teleconference to discuss its financial results on Tuesday, November 9, 2004 at 8:30 am Eastern Time (ET). The call can be accessed by dialing 877-502-9274 (US callers) or 913-981-5584 (international callers) or in a listen-only mode via the Investor Relations section of Platinum's website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:30 am ET on Tuesday, November 9 until midnight ET on Tuesday, November 16. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 878959. The teleconference will also be archived on the Investor Relations section of www.platinumre.com for the same period of time.

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to successfully executing the Company's business strategy; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant

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                                                                               4

weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

                                      # # #

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                                                                               5

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED) (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Three Months Ended            Nine Months Ended
                                                    ----------------------------  ----------------------------
                                                    September 30,  September 30,  September 30,  September 30,
                                                        2004           2003           2004          2003
                                                    ------------   ------------   ------------   ------------
REVENUES
Net premiums earned                                 $   383,090    $   272,265    $ 1,014,999    $   789,711
Net investment income                                    21,429         14,780         58,290         42,414
Net realized capital gains                                2,262          1,508          1,435          2,771
Other income                                              1,021            544          2,137          4,444
                                                    -----------    -----------    -----------    -----------
     Total revenues                                     407,802        289,097      1,076,861        839,340
                                                    -----------    -----------    -----------    -----------

EXPENSES
Losses and loss adjustment expenses                     384,724        157,208        736,159        452,813
Acquisition expenses                                     81,271         60,408        232,886        172,503
Other underwriting expenses                              12,234         15,093         43,084         51,953
Corporate expenses                                        3,166          3,406         10,352         19,710
Net foreign currency exchange losses (gains)               (628)        (1,356)          (326)         3,456
Interest expense                                          2,322          2,444          6,952          7,150
                                                    -----------    -----------    -----------    -----------

    Total expenses                                      483,089        237,203      1,029,107        707,585

                                                    -----------    -----------    -----------    -----------

    Income (loss) before income tax
      expense (benefit)                                 (75,287)        51,894         47,754        131,755

   Income tax expense (benefit)                          (5,535)        14,077         12,893         36,747
                                                    -----------    -----------    -----------    -----------

NET INCOME (LOSS)                                   $   (69,752)   $    37,817    $    34,861    $    95,008
                                                    ===========    ===========    ===========    ===========

BASIC
   Weighted average shares outstanding                   43,127         43,022         43,186         43,012
   Basic earnings per share                         $     (1.62)   $      0.88    $      0.81    $      2.21

DILUTED
   Weighted average shares outstanding                   43,127         48,876         50,422         48,904
   Diluted earnings per share                       $     (1.62)   $      0.81    $      0.78    $      2.04

COMPREHENSIVE INCOME (LOSS)
   Net income (loss)                                $   (69,752)   $    37,817    $    34,861    $    95,008
   Other comprehensive income (loss), net of tax         31,007        (11,984)        (2,328)        16,008
                                                    -----------    -----------    -----------    -----------

   Comprehensive income (loss)                      $   (38,745)   $    25,833    $    32,533    $   111,016
                                                    ===========    ===========    ===========    ===========

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             September 30, 2004
                                                             ------------------         December 31, 2003
                                                                (Unaudited)             -----------------
ASSETS
Investments and cash and cash equivalents                        $2,374,310                 $1,790,509
Receivables                                                         638,463                    487,441
Accrued investment income                                            26,613                     17,492
Reinsurance balances (prepaid and recoverable)                        5,176                     11,231
Deferred acquisition costs                                          142,000                     79,307
Other assets                                                        107,751                     95,881

                                                                 ----------                 ----------
             Total assets                                        $3,294,313                 $2,481,861
                                                                 ==========                 ==========

LIABILITIES
Unpaid losses and loss adjustment expenses                       $1,222,364                 $  736,934
Unearned premiums                                                   537,251                    305,985
Debt obligations                                                    137,500                    137,500
Commissions payable                                                 220,902                    176,310
Other liabilities                                                    87,767                     57,929

                                                                 ----------                 ----------
             Total liabilities                                    2,205,784                  1,414,658

TOTAL SHAREHOLDERS' EQUITY                                        1,088,529                  1,067,203

                                                                 ----------                 ----------
             Total liabilities and shareholders' equity          $3,294,313                 $2,481,861
                                                                 ==========                 ==========

                                                                 ----------                 ----------
BOOK VALUE PER SHARE                                             $    25.30                 $    24.79
                                                                 ==========                 ==========

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED) ($ IN THOUSANDS)

                                             Property and
                                                Marine        Casualty       Finite Risk         Total
                                             ------------    ----------      -----------      ----------
THREE MONTHS ENDED SEPTEMBER 30, 2004

SEGMENT UNDERWRITING RESULTS

Net premiums written                          $  120,629        171,967         147,899       $  440,495

Net premiums earned                              135,430        156,512          91,148          383,090
                                              ----------     ----------      ----------       ----------

Losses and loss adjustment expenses              195,495        105,559          83,670          384,724
Acquisition expenses                              20,834         38,935          21,502           81,271
Other underwriting expenses                        5,956          5,617             661           12,234
                                              ----------     ----------      ----------       ----------
    Total underwriting expenses                  222,285        150,111         105,833          478,229

                                              ----------     ----------      ----------       ----------
    Segment underwriting income (loss)        $  (86,855)         6,401         (14,685)      $  (95,139)
                                              ==========     ==========      ==========       ==========

GAAP UNDERWRITING RATIOS

  Loss and loss adjustment expense                 144.4%          67.4%           91.8%           100.4%
  Acquisition expense                               15.4%          24.9%           23.6%            21.2%
  Other underwriting expense                         4.4%           3.6%            0.7%             3.2%
                                              ----------     ----------      ----------       ----------
    Combined                                       164.2%          95.9%          116.1%           124.8%
                                              ----------     ----------      ----------       ----------

STATUTORY UNDERWRITING RATIOS

  Loss and loss adjustment expense                 144.4%          67.4%           91.8%           100.4%
  Acquisition expense                               15.0%          24.7%           27.3%            22.9%
  Other underwriting expense                         4.9%           3.3%            0.4%             2.8%
                                              ----------     ----------      ----------       ----------
    Combined                                       164.3%          95.4%          119.5%           126.1%
                                              ----------     ----------      ----------       ----------

THREE MONTHS ENDED SEPTEMBER 30, 2003

SEGMENT UNDERWRITING RESULTS

Net premiums written                          $   77,114        134,991          69,211       $  281,316

Net premiums earned                               81,113        106,298          84,854          272,265
                                              ----------     ----------      ----------       ----------

Losses and loss adjustment expenses               41,237         71,052          44,919          157,208
Acquisition expenses                               9,930         29,465          21,013           60,408
Other underwriting expenses                        7,412          5,065           2,616           15,093
                                              ----------     ----------      ----------       ----------
    Total underwriting expenses                   58,579        105,582          68,548          232,709

                                              ----------     ----------      ----------       ----------
    Segment underwriting income               $   22,534            716          16,306       $   39,556
                                              ==========     ==========      ==========       ==========

GAAP UNDERWRITING RATIOS

  Loss and loss adjustment expense                  50.8%          66.8%           52.9%            57.7%
  Acquisition expense                               12.2%          27.7%           24.8%            22.2%
  Other underwriting expense                         9.1%           4.8%            3.1%             5.5%
                                              ----------     ----------      ----------       ----------
    Combined                                        72.1%          99.3%           80.8%            85.4%
                                              ----------     ----------      ----------       ----------

STATUTORY UNDERWRITING RATIOS

  Loss and loss adjustment expense                  50.8%          66.8%           52.9%            57.7%
  Acquisition expense                               11.2%          28.0%           29.8%            23.9%
  Other underwriting expense                         9.6%           3.8%            3.8%             5.4%
                                              ----------     ----------      ----------       ----------
    Combined                                        71.6%          98.6%           86.5%            87.0%
                                              ----------     ----------      ----------       ----------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory Underwriting ratios are based on statutory accounting principles and are calculated as follows:

(1)   Losses & loss adjustment expenses are divided by net premiums earned;

(2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

(3)   Other underwriting expenses are divided by net premiums written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED)
($ IN THOUSANDS)

                                               Property and
                                                  Marine            Casualty        Finite Risk          Total
                                              ------------        ------------      ------------      ------------
NINE MONTHS ENDED SEPTEMBER 30, 2004

SEGMENT UNDERWRITING RESULTS

Net premiums written                          $    393,764             508,693           348,671      $  1,251,128

Net premiums earned                                353,423             424,964           236,612         1,014,999
                                              ------------        ------------      ------------      ------------

Losses and loss adjustment expenses                285,047             293,734           157,378           736,159
Acquisition expenses                                57,491             105,765            69,630           232,886
Other underwriting expenses                         21,280              15,979             5,825            43,084
                                              ------------        ------------      ------------      ------------
    Total underwriting expenses                    363,818             415,478           232,833         1,012,129

                                              ------------        ------------      ------------      ------------
    Segment underwriting income (loss)        $    (10,395)              9,486             3,779      $      2,870
                                              ============        ============      ============      ============

GAAP UNDERWRITING RATIOS

  Loss and loss adjustment expense                    80.7%               69.1%             66.5%             72.5%
  Acquisition expense                                 16.3%               24.9%             29.4%             22.9%
  Other underwriting expense                           6.0%                3.8%              2.5%              4.2%
                                              ------------        ------------      ------------      ------------
    Combined                                         103.0%               97.8%             98.4%             99.6%
                                              ------------        ------------      ------------      ------------

STATUTORY UNDERWRITING RATIOS

  Loss and loss adjustment expense                    80.7%               69.1%             66.5%             72.5%
  Acquisition expense                                 16.3%               24.7%             30.3%             23.6%
  Other underwriting expense                           5.4%                3.1%              1.7%              3.4%
                                              ------------        ------------      ------------      ------------
    Combined                                         102.4%               96.9%             98.5%             99.5%
                                              ------------        ------------      ------------      ------------

NINE MONTHS ENDED SEPTEMBER 30, 2003

SEGMENT UNDERWRITING RESULTS

Net premiums written                          $    278,369             381,005           289,277      $    948,651

Net premiums earned                                265,052             289,975           234,684           789,711
                                              ------------        ------------      ------------      ------------

Losses and loss adjustment expenses                135,292             199,489           118,032           452,813
Acquisition expenses                                38,734              74,943            58,826           172,503
Other underwriting expenses                         28,243              14,225             9,485            51,953
                                              ------------        ------------      ------------      ------------
    Total underwriting expenses                    202,269             288,657           186,343           677,269

                                              ------------        ------------      ------------      ------------
    Segment underwriting income               $     62,783               1,318            48,341      $    112,442
                                              ============        ============      ============      ============

GAAP UNDERWRITING RATIOS

  Loss and loss adjustment expense                    51.0%               68.8%             50.3%             57.3%
  Acquisition expense                                 14.6%               25.8%             25.1%             21.8%
  Other underwriting expense                          10.7%                4.9%              4.0%              6.6%
                                              ------------        ------------      ------------      ------------
    Combined                                          76.3%               99.5%             79.4%             85.7%
                                              ------------        ------------      ------------      ------------

STATUTORY UNDERWRITING RATIOS

  Loss and loss adjustment expense                    51.0%               68.8%             50.3%             57.3%
  Acquisition expense                                 14.2%               26.6%             24.6%             22.3%
  Other underwriting expense                          10.1%                3.7%              3.3%              5.5%
                                              ------------        ------------      ------------      ------------
    Combined                                          75.3%               99.1%             78.2%             85.1%
                                              ------------        ------------      ------------      ------------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory Underwriting ratios are based on statutory accounting principles and are calculated as follows:

(1)   Losses & loss adjustment expenses are divided by net premiums earned;

(2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

(3)   Other underwriting expenses are divided by net premiums written.